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                                                                     Exhibit 2.1

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of May 23, 2000, by and between First Place Financial Corp., a Delaware corporation ("First Place") and FFY Financial Corp., a Delaware corporation ("FFY"). (First Place and FFY are herein sometimes collectively referred to herein as the "Constituent Corporations.")

     WHEREAS, the Boards of Directors of First Place and FFY have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transaction, in the form of a merger of equals, provided for herein in which FFY will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into First Place; and

     WHEREAS, as soon as practicable after the execution and delivery of this Agreement and Plan of Merger ("Agreement"), First Federal Savings and Loan Association of Warren, a federally-chartered stock savings and loan association and a wholly owned subsidiary of First Place (the "Association," and sometimes referred to herein as the "Surviving Institution"), and FFY Bank, a federally-chartered stock savings bank and a wholly owned subsidiary of FFY ("FFY Bank"), will enter into a Subsidiary Agreement and Plan of Merger (the "Bank Merger Agreement") providing for the merger (the "Subsidiary Merger") of FFY Bank with and into the Association, with the Surviving Institution to bear the corporate name "First Place Bank," and it is intended that the Subsidiary Merger be consummated immediately following the consummation of the Merger; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1  The Merger.  Subject to the terms and conditions of this Agreement, in
          ----------
accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.2 hereof), FFY shall merge with and into First Place. First Place shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be First Place Financial Corp., or such other name as may be determined by First Place and FFY. Upon consummation of the Merger, the separate corporate existence of FFY shall terminate.

     1.2  Effective Time.  The Merger shall become effective as set forth in the
          --------------
certificate of merger (the "Certificate of Merger") which shall be filed with appropriate authorities in the State of Delaware (the "Authorities") on the Closing Date (as defined in Section 9.1 hereof). The

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term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

     1.3  Effects of the Merger.  At and after the Effective Time, the Merger
          ---------------------
shall have the effects set forth in the DGCL including Sections 259 and 261.

     1.4  Conversion of FFY Common Stock.
          ------------------------------

          (a) At the Effective Time, subject to Section 2.2 (e) hereof, each share of the common stock, par value $0.01 per share, of FFY (the "FFY Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of FFY Common Stock held (x) in FFY's treasury or (y) directly or indirectly by First Place or FFY or any of their respective Subsidiaries (as defined below) (except for Trust Account Shares and DPC shares, as such terms are defined in Section 1.4 (b) hereof)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for 1.075 shares (the "Exchange Ratio") of the common stock, par value $0.01 per share, of First Place ("First Place Common Stock"). All of the shares of FFY Common Stock converted into First Place Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of FFY Common Stock shall thereafter only represent the right to receive (i) the number of whole shares of First Place Common Stock and (ii) the cash in lieu of fractional shares into which the shares of FFY Common Stock represented by such Certificate have been converted pursuant to this Section 1.4(a) and Section 2.2(e) hereof. Certificates previously representing shares of FFY Common Stock shall be exchanged for certificates representing whole shares of First Place Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If prior to the Effective Time First Place or FFY should merge, reclassify its shares, recapitalize, declare a stock dividend, stock split or other similar change in capitalization, or other distribution in such common stock, then the Exchange Ratio shall be appropriately adjusted to reflect such action.

          (b) At the Effective Time, all shares of FFY Common Stock that are owned by FFY as treasury stock and all shares of FFY Common Stock that are owned directly or indirectly by First Place or FFY or any of their respective Subsidiaries (other than shares of FFY Common Stock (x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of First Place Common Stock which are similarly held, whether held directly or indirectly by First Place or FFY, as the case may be, being referred to herein as "Trust Account Shares") and (y) shares of FFY Common Stock held by First Place or FFY or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of FFY Common Stock, and shares of First Place Common Stock which are similarly held, whether held directly or indirectly by First Place or FFY being referred to herein as "DPC Shares")) shall be cancelled and shall cease to exist and no stock of First Place or other consideration shall be delivered in exchange therefor. All shares of First Place Common Stock that are owned by FFY or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of First Place.

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     1.5  Stock Options.
          -------------

          (a) At the Effective Time, all options granted by FFY ("FFY Options") to purchase shares of FFY Common Stock which are outstanding and unexercised immediately prior thereto shall be converted, in their entirety, automatically into options to purchase shares of First Place Common Stock (the "Continuing Options") in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of FFY's Amended and Restated Stock Option and Incentive Plan (the "FFY Stock Plan")):

               (1) The number of shares of First Place Common Stock to be subject to the Continuing Options shall be equal to the product of the number of shares of FFY Common Stock subject to the FFY Options and the Exchange Ratio, provided that any fractional shares of First Place Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

               (2) The exercise price per share of First Place Common Stock under the Continuing Options shall be equal to the exercise price per share of FFY Common Stock under the FFY Options divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the Continuing Options shall be the same as the FFY Options, except that all references to FFY shall be deemed to be references to First Place.

          (b) At all times after the Effective Time, First Place shall reserve for issuance such number of shares of First Place Common Stock as necessary so as to permit the exercise of Continuing Options in the manner contemplated by this Agreement and in the instruments pursuant to which such options were granted. Shares of First Place Common Stock issuable upon exercise of FFY Stock Options shall be covered by an effective registration statement on Form S-8, and First Place shall file a registration statement on Form S-8 covering such shares as soon as practicable after the Effective Time, but in no event later than 30 days after the Effective Time.

          (c) It is understood that the holders of an FFY Option may exercise such options, in accordance with the terms of the option, and applicable regulations, prior to the Effective Time.

     1.6  First Place Common Stock.  Except for shares of First Place Common
          ------------------------
Stock owned by FFY or any of its Subsidiaries (other than Trust Account Shares and DPC Shares), which shall be converted into treasury stock of First Place as contemplated by Section 1.4 hereof, the shares of First Place Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and at the Effective Time, such shares shall remain issued and outstanding.

     1.7  Certificate of Incorporation.  At the Effective Time, the Certificate
          ----------------------------
of Incorporation of First Place, as in effect at the Effective Time, shall be amended and restated as

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of the Effective Time so as to read in its entirety in the form set forth as
Exhibit 1.7 and, as so amended and restated, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     1.8  By-Laws.  At the Effective Time, the By-Laws of First Place, as in
          -------
effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     1.9  Directors and Officers.  The boards of directors and certain officers
          ----------------------
of the Surviving Corporation and the Surviving Institution shall be as set forth on and designated in accordance with Exhibit 1.9 hereto until the earlier of the resignation, retirement or removal of any individual set forth on or designated in accordance with Exhibit 1.9 or until their respective successors are duly elected and qualified, as the case may be, it being agreed that if any director shall be unable or unwilling to serve as director at the Effective Time the party which designated such individual as indicated in Exhibit 1.9 shall designate another individual to serve in such individual's place. It is further agreed that, immediately following the Effective Time, the Boards of Directors shall consist of 16 persons, eight (8) of whom shall be designated by FFY and eight (8) of whom shall be designated by First Place. Upon the first resignation, removal or other termination of service of a director following the Effective Time, such director, if initially designated by FFY, shall be replaced by a person designated by the remaining FFY directors, or such director, if initially designated by First Place, shall be replaced by a director designated by the remaining First Place directors. Thereafter, upon the second resignation, removal or other termination of service of a director, if such director is an FFY designated director, a First Place designated director shall resign and immediately be appointed by the board as a director emeritus for a term of five (5) years or, if such director is a First Place designated director, an FFY designated director shall resign and immediately be appointed by the board as a director emeritus for a term of five (5) years, whereupon the Boards shall be reduced to fourteen (14) members. If any officer set forth on and designated in accordance with Exhibit 1.9 ceases to be an employee of First Place, the Association, FFY or FFY Bank at or before the Effective Time or shall be unable or unwilling to serve as an officer of the Surviving Corporation or the Surviving Institution at the Effective Time, the parties will agree upon another individual to serve in such individual's stead.

     1.10 Tax Consequences.  It is intended that the Merger and the Subsidiary
          ----------------
Merger each constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

     1.11 Offices.  After the Effective Time, the headquarters of the Surviving
          -------
Corporation shall be at 185 East Market Street, Warren, Ohio, and the staff for headquarter operations shall be located at the current executive offices of both First Place and FFY. The number of employees for headquarter operations housed at each location will be approximately equal.

     1.12 Staff Reductions.  Any reductions in staff one year following the
          ----------------
Effective Time shall be shared approximately equally between FFY staff and First Place staff.

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                                  ARTICLE II

                              EXCHANGE OF SHARES

     2.1  First Place to Make Shares Available.  At or prior to the Effective
          ------------------------------------
Time, First Place shall deposit, or shall cause to be deposited, with a bank or trust company (the "Exchange Agent"), selected by First Place and reasonably satisfactory to FFY, for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of First Place Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of First Place Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of FFY Common Stock.

     2.2  Exchange of Shares.
          ------------------

          (a) As soon as practicable after the Effective Time, and in no event more than five business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of First Place Common Stock and the cash in lieu of fractional shares into which the shares of FFY Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. FFY shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of First Place Common Stock to which such holder of FFY Common Stock shall have become entitled pursuant to the provisions of Article I hereof and
(y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

          (b) No dividends or other distributions declared after the Effective Time with respect to First Place Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of First Place Common Stock represented by such Certificate. No holder of an unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of First Place Common Stock into which his FFY Common Stock shall have been converted.

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

          (c)       If any certificate representing shares of First Place
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of First Place Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (d) After the Effective Time, there shall be no transfers on the stock transfer books of FFY of the shares of FFY Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of First Place Common Stock as provided in this Article II.

          (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of First Place Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to First Place Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of First Place. In lieu of the issuance of any such fractional share, First Place shall pay to each former stockholder of FFY who otherwise would be entitled to receive a fractional share of First Place Common Stock (after taking into account all certificates delivered by such holder) an amount in cash determined by multiplying (i) the Average Closing Price by (ii) the fraction of a share of First Place Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4 hereof. As used herein, the term "Average Closing Price" means the average of the last reported daily sales price (or if no sale on such date, then the mean of the closing bid/ask price) per share of First Place Common Stock on the Nasdaq Stock Market ("Nasdaq"), for the 10 consecutive trading days (the "Valuation Period") ending on the fifth business day prior to the date of the Effective Time.

          (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of FFY for six months after the Effective Time shall be paid to First Place at the end of such time. Any stockholders of FFY who have not theretofore complied with this Article II shall thereafter look only to First Place for payment of their shares of First Place Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on First Place Common Stock deliverable in respect of each share of FFY Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of First Place, FFY, the Exchange Agent or any other person shall be liable to any former holder of shares of FFY Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or

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

destroyed and the posting by such person of a bond in such amount as First Place may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of First Place Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF FFY

     Prior to the date hereof, First Place has delivered to FFY a schedule and FFY has delivered to First Place a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article III or IV or to one or more of its covenants contained in Article V; provided, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the representation or warranty being deemed materially untrue or incorrect, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance.

     Subject to the foregoing, FFY hereby represents and warrants to First Place as follows:

     3.1  Corporate Organization.
          ----------------------

          (a) FFY is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. FFY has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined in Section 8.1(e)) on FFY. FFY is duly registered as a unitary savings and loan holding company under the Home Owners' Loan Act of 1933, as amended (the "HOLA"). The Certificate of Incorporation and By-laws of FFY, copies of which have previously been delivered to First Place, are true, complete and correct copies of such documents as in effect as of the date of this Agreement. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

          (b) FFY Bank is a savings bank duly organized and validly existing under the laws of the United States of America and the rules and regulations (the "OTS Regulations") of the Office of Thrift Supervision (the "OTS"). The deposit accounts of FFY Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Savings Association Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by FFY Bank. Each of FFY's other
                                       7
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Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of FFY's Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on FFY. The articles of incorporation, by-laws and similar governing documents of each Subsidiary of FFY, copies of which have previously been delivered to First Place, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

          (c) The minute books of FFY and each of its Subsidiaries contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken since June 30, 1995 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

     3.2  Capitalization.
          --------------

          (a) The authorized capital stock of FFY consists of 15,000,000 shares of FFY Common Stock and 5,000,000 shares of preferred stock (the "FFY Preferred Stock"). As of the date of this Agreement, there are (x) 6,778,498 shares of FFY Common Stock issued and outstanding and 810,868 shares of FFY Common Stock held in FFY's treasury, (y) no shares of FFY Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise except for
(i) 578,564 shares of FFY Common Stock reserved for issuance pursuant to FFY's Stock Plan and described in Section 3.2(a) of the Disclosure Schedule and (ii) 1,355,698 shares of FFY Common Stock reserved for issuance upon exercise of the option issued to First Place pursuant to the Stock Option Agreement, dated May 23, 2000, between First Place and FFY (the "First Place Option Agreement" and, together with the FFY Option Agreement (as defined herein), the "Option Agreements") and (z) no shares of FFY Preferred Stock issued or outstanding, held in FFY's treasury or reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of FFY Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as referred to above or reflected in Section 3.2(a) of the FFY Disclosure Schedule, and except for First Place Option Agreement, FFY does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of FFY Common Stock or FFY Preferred Stock or any other equity security of FFY or any securities representing the right to purchase or otherwise receive any shares of FFY Common Stock or any other equity security of FFY. The names of the optionees, the date of each option to purchase FFY Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under FFY's Stock Plan are set forth in Section 3.2(a) of the FFY Disclosure Schedule.

          (b) Section 3.2(b) of the FFY Disclosure Schedule sets forth a true and correct list of all of the Subsidiaries of FFY as of the date of this Agreement. Except as set forth in Section 3.2(b) of the FFY Disclosure Schedule, FFY owns, directly or indirectly, all of the issued and outstanding shares of the capital stock of each of such Subsidiaries, free and clear of all

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liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of FFY has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Assuming compliance by First Place with Section 1.5 hereof, at the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which FFY or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of FFY or any of its Subsidiaries.

     3.3  Authority; No Violation.
          -----------------------

          (a) FFY has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of FFY. The Board of Directors of FFY has directed that this Agreement be submitted to FFY's stockholders for adoption at a meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of FFY's stockholders, no other corporate proceedings (except for regulatory approvals) on the part of FFY are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by FFY and (assuming due authorization, execution and delivery by First Place) constitutes a valid and binding obligation of FFY, enforceable against FFY in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (b) FFY Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby will be duly and validly approved by the Board of Directors of FFY Bank. Upon the due and valid approval of the Bank Merger Agreement by FFY as the sole stockholder of FFY Bank and by the Board of Directors of FFY Bank, no other corporate proceedings on the part of FFY Bank will be necessary to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by FFY Bank, will be duly and validly executed and delivered by FFY Bank and will (assuming due authorization, execution and delivery by the Association) constitute a valid and binding obligation of FFY Bank, enforceable against FFY Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (c) Except as set forth in Section 3.3(c) of the FFY Disclosure Schedule, neither the execution and delivery of this Agreement by FFY or the Bank Merger Agreement by FFY Bank, nor the consummation by FFY or FFY Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by FFY or FFY Bank, as the case may be, with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of

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Incorporation or By-Laws of FFY or the certificate of incorporation, by-laws or similar governing documents of any of its Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained,
(x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FFY or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, result in the obligation to sell or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of FFY or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which FFY or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

     3.4  Consents and Approvals.  Except for (a) the filing of applications
          ----------------------
with the OTS, and approval of such applications, (b) the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy statement in definitive form relating to the meetings of FFY's stockholders and First Place's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (collectively, the "Proxy Statement"), (c) the adoption of this Agreement by the requisite vote of the stockholders of FFY, (d) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (e) the filings required by the Bank Merger Agreement, (f) the approval of the Bank Merger Agreement by FFY as the sole stockholder of FFY Bank and (g) such filings, authorizations or approvals as may be set forth in Section 3.4 of the FFY Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with
(1) the execution and delivery by FFY of this Agreement, (2) the consummation by FFY of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by FFY Bank of the Bank Merger Agreement, and (4) the consummation by FFY Bank of the Subsidiary Merger and the transactions contemplated thereby.

     3.5  Reports.  FFY and each of its Subsidiaries have timely filed all
          -------
material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since June 30, 1995 with (i) the OTS, (ii) the FDIC, (iii) any other state regulatory authority (each a "State Regulator") and (iv) any other self-regulatory organization ("SRO") (collectively, the "Regulatory Agencies" and individually a "Regulatory Agency"), and all other material reports and statements required to be filed by them since June 30, 1995, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the OTS, the FDIC, any State Regulator or any SRO, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of FFY and its Subsidiaries and except as set forth in Section
3.5 of the FFY Disclosure Schedule, no Regulatory Agency has initiated any proceeding or, to the best knowledge of FFY, investigation into the business or operations of FFY or any of its Subsidiaries since June 30, 1995. There is no unresolved material violation, criticism, or exception by any Regulatory

Agency with respect to any report or statement relating to any examinations of FFY or any of its Subsidiaries.

     3.6  Financial Statements.  FFY has previously delivered to First Place
          --------------------
copies of (a) the consolidated balance sheets of FFY and its Subsidiaries as of June 30 for the fiscal years 1998 and 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1997 through 1999, inclusive, as reported in FFY's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG LLP, independent public accountants with respect to FFY, and (b) the unaudited consolidated balance sheets of FFY and its Subsidiaries as of March 31, 2000 and March 31, 1999 and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the three and nine month periods then ended as reported in FFY's Quarterly Report on Form 10-Q for the period ended March 31, 2000 filed with the SEC under the Exchange Act. The June 30, 1999 consolidated balance sheet of FFY (including the related notes, where applicable) fairly presents the consolidated financial position of FFY and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.9 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount and the absence of footnotes), the results of the consolidated operations and consolidated financial position of FFY and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.9 hereof will comply, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.9 hereof will be, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of FFY and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

     3.7  Broker's Fees.  Neither FFY nor any Subsidiary of FFY nor any of their
          -------------
respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreements, except that FFY has engaged, and will pay a fee or commission to Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") in accordance with the terms of a letter agreement between Sandler O'Neill and FFY concerning the issuance of an opinion regarding the fairness of the Exchange Ratio, a true, complete and correct copy of which has been previously delivered by FFY to First Place.

     3.8  Absence of Certain Changes or Events.
          ------------------------------------

          (a) Except as may be set forth in Section 3.8(a) of the FFY Disclosure Schedule or as disclosed in FFY's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (a true, complete and correct copy of which has previously been delivered to

First Place), since June 30, 1999, (i) neither FFY nor any of its Subsidiaries has incurred any material liability, except in the ordinary course of their business consistent with their past practices, and (ii) no event has occurred which has caused, or is reasonably likely to cause, individually or in the aggregate, a Material Adverse Effect on FFY.

          (b) Except as set forth in Section 3.8(b) of the FFY Disclosure Schedule, since March 31, 2000, FFY and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices.

          (c) Except as set forth in Section 3.8(c) of the FFY Disclosure Schedule, since March 31, 2000, neither FFY nor any of its Subsidiaries has (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of March 31, 2000 (which amounts have been previously disclosed to First Place), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than year-end bonuses for fiscal 1999 as listed in Section
3.8 of the FFY Disclosure Schedule or (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance.

     3.9  Legal Proceedings.
          -----------------

          (a) Except as set forth in Section 3.9 of the FFY Disclosure Schedule, neither FFY nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of FFY's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against FFY or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement, the Bank Merger Agreement or First Place Option Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on FFY.

          (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon FFY, any of its Subsidiaries or the assets of FFY or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect on FFY.

          3.10      Taxes. Except as set forth in Section 3.10 of the FFY
                    -----
Disclosure Schedule, each of FFY and its Subsidiaries has (i) duly and timely filed or will duly and timely file (including applicable extensions granted without penalty) all Tax Returns (as hereinafter defined) required to be filed at or prior to the Effective Time, and such Tax Returns which have heretofore been filed are, and those to be hereinafter filed will be, complete and accurate in all material respects, and (ii) paid in full or have made adequate provision for on the financial statements of FFY (in accordance with GAAP) all Taxes (as hereinafter defined) and will pay in full or make adequate provision for all Taxes. There are no material liens for Taxes upon the assets of either FFY or its Subsidiaries except for statutory liens for current Taxes not yet due. Except as set forth in Section 3.10 of the FFY Disclosure Schedule, neither FFY nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding. The federal and state income Tax Returns of FFY and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities with respect to those periods and jurisdictions set forth on Section
3.10 of the FFY Disclosure Schedule. Except as set forth in Section 3.10 of the FFY Disclosure Schedule, neither FFY nor any of its Subsidiaries (i) is a party to any agreement providing for the allocation or sharing of Taxes (other than the allocation of federal income taxes as provided by Regulation 1.1552-l(a)(l) under the Code; (ii) is required to include in income any adjustment pursuant to
Section 481(a) of the Code, by reason of the voluntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method); or (iii) has filed a consent pursuant to Section 341(f) of the Code.

     For the purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

     For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

     3.11 Employees.
          ---------

          (b) Section 3.11(a) of the FFY Disclosure Schedule sets forth a true and complete list of each employee benefit plan, arrangement or agreement that is maintained or contributed to or required to be contributed to as of the date of this Agreement (the "Plans") by FFY, any of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with FFY would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or former employee of FFY, any Subsidiary or any ERISA Affiliate.

          (c) FFY has heretofore delivered to First Place true and complete copies of each of the Plans and all related documents, including but not limited to (i) the actuarial report for any Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for any Plan.

          (d) Except as set forth in Section 3.11(c) of the FFY Disclosure Schedule, (i) each of the Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code either (1) has received a favorable determination letter from the IRS, or (2) is or will be the subject of an application for a favorable determination letter, and FFY is not aware of any circumstances likely to result in the revocation or denial of any such favorable determination letter, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of FFY, its

Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of FFY, its Subsidiaries or the ERISA Affiliates or
(z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by FFY, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to FFY, its Subsidiaries or an FFY ERISA Affiliate of incurring a material liability thereunder, (vi) no Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, (vii) all contributions or other amounts payable by FFY, its Subsidiaries or any ERISA Affiliates as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither FFY, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which FFY, its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to
Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) there are no pending, or, to the best knowledge of FFY, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto and (x) the consummation of the transactions contemplated by this Agreement will not (y) entitle any current or former employee or officer of FFY or any ERISA Affiliate to severance pay, termination pay or any other payment, except as expressly provided in this Agreement or (z) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

     3.12 SEC Reports.  FFY has previously made available to First Place an
          -----------
accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since June 30, 1999 by FFY with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act (the "FFY Reports") and (b) communication mailed by FFY to its stockholders since June 30, 1999, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. FFY has timely filed all FFY Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all FFY Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

     3.13 FFY Information.  The information provided by and relating to FFY and
          ---------------
its Subsidiaries to be contained in, or incorporated by reference in, the Proxy Statement and the Registration Statement on Form S-4 (the "S-4"), or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The information provided by FFY for inclusion in, or incorporated by reference in, the sections of the Proxy Statement relating to FFY will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     3.14 Ownership of First Place Common Stock: Affiliates and Associates.
          ----------------------------------------------------------------
Except for the FFY Option Agreement and as set forth in Section 3.14 of the FFY Disclosure Schedule, none of FFY, any of its Subsidiaries, (i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of First Place (other than Trust Account Shares and DPC Shares).

     3.15 Compliance with Applicable Law.  FFY and each of its Subsidiaries hold
          ------------------------------
all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and are in compliance with and are not, to its knowledge, in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to FFY or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on FFY, and neither FFY nor any of its Subsidiaries knows of, or has received notice of, any material violations of any of the above since December 31, 1994.

     3.16 Certain Contracts.
          -----------------

          (a) Except as set forth in Section 3.16(a) of the FFY Disclosure Schedule, neither FFY nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from First Place, FFY, the Surviving Corporation, the Surviving Institution or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in FFY Reports, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 60 days or less notice involving the payment of more than $50,000 per annum, in the case of any such agreement with an individual, or $100,000 per annum, in the case of any other such agreement, (v) which materially restricts the conduct of any line of business by FFY or any of its Subsidiaries, (vi) with or to a labor union or guild (including any collective bargaining agreement) or (vii) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Bank Merger Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Bank Merger Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 3.16(a), whether or not set forth in Section 3.16(a) of the FFY Disclosure Schedule, is referred to herein as a "FFY Contract." FFY has previously delivered to First Place true and correct copies of each FFY Contract.

          (b) Except as set forth in Section 3.16(b) of the FFY Disclosure Schedule, (i) each FFY Contract is valid and binding and in full force and effect, (ii) FFY and each of its Subsidiaries have in all material respects performed all obligations required to be performed by it to date under each FFY Contract, except where such noncompliance, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on FFY,
(iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of FFY or any of its Subsidiaries under any such FFY Contract, except where such default, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on FFY and (iv) no other party to such FFY Contract is, to the best knowledge of FFY, in default in any respect thereunder.

     3.17 Agreements with Regulatory Agencies.  Except as set forth in Section
          -----------------------------------
3.17 of the FFY Disclosure Schedule, neither FFY nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 3.17 of the FFY Disclosure Schedule, a "Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has FFY or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

     3.18 Investment Securities.  Section 3.18 of the FFY Disclosure Schedule
          ---------------------
sets forth the book and market value as of March 31, 2000 of the investment securities, mortgage backed securities and securities held for sale of FFY and its Subsidiaries. Section 3.18 of the FFY Disclosure Schedule sets forth an investment securities report which includes, security descriptions, CUSIP numbers, pool face values, book values, coupon rates and current market values.

     3.19 Intellectual Property.  Except where there would be no Material
          ---------------------
Adverse Effect on FFY, FFY and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, servicemarks, trademarks and computer software used in its businesses; and neither FFY nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. FFY and each of its Subsidiaries have in all material respects performed all the obligations required to be performed by them and are not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing, except where such non-performance or default would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on FFY.

     3.20 Undisclosed Liabilities.  Except (a) as set forth in Section 3.20 of
          -----------------------
the FFY Disclosure Schedule, (b) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of FFY as of March 31, 2000 included in its Form 10-Q for the period ended March 31, 2000 and (c) for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2000 that, either alone or when combined with all similar liabilities, have not had, and could not reasonably be expected to have, a Material Adverse Effect on FFY, neither FFY nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

     3.21 State Takeover Laws.   The provisions of Article Eight of FFY's
          -------------------
Certificate of Incorporation will not, assuming the accuracy of the representations contained in Section 4.14 hereof, apply to the Agreement, the Bank Merger Agreement or First Place Option Agreement or any of the transactions contemplated hereby or thereby.

     3.22 Administration of Fiduciary Accounts.  FFY and each of its
          ------------------------------------
Subsidiaries has properly administered in all material respects all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither FFY nor any of its Subsidiaries nor any of their respective directors, officers or employees has committed any breach of trust with respect to any such fiduciary account which has had or could reasonably be expected to have a Material Adverse Effect on FFY, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

     3.23 Environmental Matters.  Except as set forth in Section 3.23 of the FFY
          ---------------------
Disclosure Schedule:

          (a) Each of FFY, its Subsidiaries, the Participation Facilities and the Loan Properties (each as hereinafter defined) are, and have been, in compliance with all applicable federal, state and local laws including common law, regulations and ordinances and with all applicable decrees, orders and contractual obligations relating to pollution, the discharge of, or exposure to materials in the environment or workplace ("Environmental Laws"), except for violations which, either individually or in the aggregate, have not had and cannot reasonably be expected to have a Material Adverse Effect on FFY;

          (b) There is no suit, claim, action or proceeding, pending or threatened, before any Governmental Entity or other forum in which FFY, any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor), with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any material whether or not occurring at or on a site owned, leased or operated by FFY or any of its Subsidiaries, any Participation Facility or any Loan Property, except where such noncompliance or release has not resulted, and cannot be reasonably expected to result, either individually or in the aggregate, in a Material Adverse Effect on FFY;

          (c) During the period of (x) FFY's or any of its Subsidiaries' ownership or operation of any of their respective current properties, (y) FFY's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) FFY's or any of its Subsidiaries' holding of a security interest in a Loan Property, there has been no release of materials in, on, under or affecting any such property, except where such release has not had and cannot reasonably be expected to result in, either individually or in the aggregate, a Material

Adverse Effect on FFY. To the knowledge of FFY, prior to the period of (x) FFY's or any of its Subsidiaries' ownership or operation of any of their respective current properties, (y) FFY's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) FFY's or any of its Subsidiaries' holding of a security interest in a Loan Property, there was no release or threatened release of materials in, on, under or affecting any such property, Participation Facility or Loan Property, except where such release has not had and cannot be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on FFY; and

          (d) The following definitions apply for purposes of this Section 3.23:
(x) "Loan Property" means any property in which FFY or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (y) "Participation Facility" means any facility in which FFY or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

     3.24 Derivative Transactions.   Except as set forth in Section 3.24 of the
          -----------------------
FFY Disclosure Schedule, since June 30, 1999, neither FFY nor any of its Subsidiaries has engaged in transactions in or involving forwards, futures, options on futures, swaps or other derivative instruments except (i) as agent on the order and for the account of others, or (ii) as principal for purposes of hedging interest rate risk on U.S. dollar denominated securities and other financial instruments. None of the counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement and no such contract or agreement, were it to be a Loan (as defined below) held by FFY or any of its Subsidiaries, would be classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans" or words of similar import. The financial position of FFY and its Subsidiaries on a consolidated basis under or with respect to each such instrument has been reflected in the books and records of FFY and such Subsidiaries in accordance with GAAP consistently applied, and no open exposure of FFY or any of its Subsidiaries which has not been previously disclosed in the FFY Reports with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exceeds $500,000.

     3.25 Opinion.  FFY has received a written opinion, dated the date hereof,
          -------
from Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof the Exchange Ratio is fair to such stockholders from a financial point of view.

     3.26 Assistance Agreements.  Neither FFY nor any of its Subsidiaries is a
          ---------------------
party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which FFY or any of its Subsidiaries is entitled to receive financial assistance or indemnification from any governmental agency.

     3.27 Approvals.  As of the date of this Agreement, FFY knows of no reason
          ---------
why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger and the Subsidiary Merger) should not be obtained without the imposition of a Burdensome Condition (as defined below).

     3.28 Loan Portfolio.
          --------------

          (a) In FFY's reasonable judgment, the allowance for loan losses reflected in FFY's audited statement of condition at June 30, 1999 was, and the allowance for loan losses shown on the balance sheets in its Reports for periods ending after June 30, 1999 have been and will be, adequate in all material respects, as of the dates thereof, under GAAP, and no Regulatory Agencies have required or requested FFY to increase the allowance for loan losses for such periods.

          (b) Except as set forth in Section 3.28 of the FFY Disclosure Schedule, neither FFY nor any of its Subsidiaries is a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), other than Loans the unpaid principal balance of which does not exceed $175,000, under the terms of which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loans with any director, executive officer or ten percent stockholder of FFY or any of its Subsidiaries, or to the best knowledge of FFY, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 3.28 of FFY Disclosure Schedule sets forth (i) all of the Loans in original principal amount in excess of $175,000 of FFY or any of its Subsidiaries that as of the date of this Agreement are classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of FFY and its Subsidiaries that as of the date of this Agreement are classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category. FFY shall promptly inform First Place in writing of any Loan that becomes classified in the manner described in the previous sentence, or any Loan the classification of which is changed, at any time after the date of this Agreement.

          (c) Each loan reflected as an asset in the FFY Reports (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct in all material respects, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on FFY.

     3.29 [Reserved]

     3.30 Labor Matters.  Except as set forth in Section 3.30 of the FFY
          -------------
Disclosure Schedule, neither FFY nor its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is FFY or its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is the management of FFY aware of any strike, other labor dispute, organizational effort or other activity taken with a view toward unionization involving FFY or its Subsidiaries pending or threatened. FFY and its Subsidiaries are in compliance with applicable laws regarding employment or employees and retention of independent contractors and are in material compliance with all applicable employment tax laws.

     3.31 Termination Benefits.  Section 3.31 of the FFY Disclosure Schedule
          --------------------
contains a complete and accurate schedule showing as of the date of this Agreement the monetary amounts payable, subject to a determination of the Market Value, and identifying the in-kind benefits due under the Specified Compensation and Benefit Programs (as defined herein) for each Named Individual (as defined herein) individually. For purposes hereof, "Specified Compensation and Benefit Programs" shall include all employment agreements, change in control agreements, severance or special termination agreements, severance plans, pension, retirement or deferred compensation plans for non-employee directors, supplemental executive retirement programs, tax indemnification agreements, outplacement programs, cash bonus programs, stock appreciation right, phantom stock or stock unit plan, and health, life, disability and other insurance or welfare plans, but shall not include any tax-qualified pension, profit-sharing or employee stock ownership plan. For purposes hereof, "Named Individual" shall include each non-employee director of FFY or its Subsidiaries and each executive officer of FFY or its Subsidiaries.

     3.32 Deposits.  Except as set forth in Section 3.32 of the FFY Disclosure
          --------
Schedule, none of the deposits of FFY Bank is a "brokered" deposit.

     3.33 Antitakeover Provisions Inapplicable.  FFY and its Subsidiaries have
          ------------------------------------
taken all actions required to exempt FFY and the Agreement from any provisions of an antitakeover nature in their Certificate of Incorporation and Bylaws and any other governing documents and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

     3.34 Insurance.  Except as set forth in Section 3.34 of the FFY Disclosure
          ---------
Schedule, FFY and its Subsidiaries are presently insured, and since June 30, 1997, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured, All of the insurance policies and bonds maintained by FFY and its Subsidiaries are in full force and effect, FFY and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

     3.35 Indemnification.  Except as provided in FFY's employment agreements,
          ---------------
its indemnification agreement with Sandler O'Neill, or the Certificate of Incorporation or Bylaws of FFY, neither FFY nor its Subsidiaries is a party to any indemnification agreement with any of its present or future directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of FFY (a "Covered Person"), and, except as set forth in Section 3.35 of the FFY Disclosure Schedule, there are no claims for which any Covered Person would be entitled to indemnification under the Certificate of Incorporation or Bylaws of FFY or any Subsidiary of FFY, applicable law, regulation or any indemnification agreement.

     3.36 Disclosure.  The representations and warranties contained in this
          ----------
Article III do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article III not misleading.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF FIRST PLACE

     Subject to the first paragraph under Article III, First Place hereby represents and warrants to FFY as follows:

     4.1  Corporate Organization.
          ----------------------

          (a) First Place is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. First Place has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on First Place. First Place is duly registered as a savings and loan holding company under the HOLA. The Certificate of Incorporation and By-laws of First Place, copies of which have previously been made available to FFY, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

          (b) The Association is a savings and loan association duly organized, validly existing and in good standing under the laws of the United States of America and the OTS Regulations. The deposit accounts of the Association are insured by the FDIC through the SAIF Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by the Association. Each of First Place's other Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary of First Place has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on First Place. The Certificate of Incorporation and Bylaws of each subsidiary of First Place, copies of which have previously been made available to FFY, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

          (c) The minute books of First Place and each of its Subsidiaries contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken since June 30, 1995 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

     4.2  Capitalization.
          --------------

          (a) As of the date of this Agreement, the authorized capital stock of First Place consists of 33,000,000 shares of First Place Common Stock and 3,000,000 shares of preferred stock, par value $.01 per share ("First Place Preferred Stock"). As of the date of this Agreement, there were 11,241,250 shares of First Place Common Stock and no shares of First Place Preferred Stock issued and outstanding, and 333,490 shares of First Place Common Stock held in First Place's treasury. As of the date of this Agreement, no shares of First Place Common Stock or First Place Preferred Stock were reserved for issuance, except that (i) 1,124,125 shares of First Place Common Stock were reserved for issuance upon the exercise of stock options pursuant to First Place Financial Corp. 1999 Incentive Plan (the "First Place Stock Plan") and (ii) 2,248,249 shares of First Place Common Stock reserved for issuance upon the exercise of the option issued to FFY pursuant to the Stock Option Agreement, dated May 23, 2000, between FFY and First Place (the "FFY Option Agreement"). All of the issued and outstanding shares of First Place Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as referred to above or reflected in Section 4.2(a) of the First Place Disclosure Schedule and except for FFY Option Agreement, First Place does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of First Place Common Stock or First Place Preferred Stock or any other equity securities of First Place or any securities representing the right to purchase or otherwise receive any shares of First Place Common Stock or First Place Preferred Stock. The shares of First Place Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights.

          (b) Section 4.2(b) of the First Place Disclosure Schedule sets forth a true and correct list of all of First Place Subsidiaries as of the date of this Agreement. Except as set forth in Section 4.2(b) of the First Place Disclosure Schedule, First Place owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Subsidiaries of First Place, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of First Place has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of First Place calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

     4.3  Authority.  No Violation.
          ------------------------

          (a) First Place has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of First Place. The Board of Directors of First Place has directed that this Agreement be submitted to First Place's stockholders for adoption at a meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of First Place's stockholders, no other corporate proceedings on the part of First Place are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by First Place and (assuming due authorization, execution and delivery by FFY) constitutes a valid and binding obligation of First Place, enforceable against First Place in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (b) The Association has full corporate power and authority to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby will be duly and validly approved by the Board of Directors of the Association. Upon the due and valid approval of the Bank Merger Agreement by First Place as the sole stockholder of the Association, and by the Board of Directors of the Association, no other corporate proceedings on the part of the Association will be necessary to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by the Association, will be duly and validly executed and delivered by the Association and will (assuming due authorization, execution and delivery by FFY Bank) constitute a valid and binding obligation of the Association, enforceable against the Association in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (c) Except as set forth in Section 4.3(c) of the First Place Disclosure Schedule, neither the execution and delivery of this Agreement by First Place or the Bank Merger Agreement by the Association, nor the consummation by First Place or the Association, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by First Place or the Association, as the case may be, with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of First Place, or the articles of incorporation or by-laws or similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to First Place or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of First Place or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which First Place or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

     4.4  Consents and Approvals.  Except for (a) the filing of applications
          ----------------------
with the OTS and approval of such applications, (b) the filing with the SEC of the Proxy Statement and the S-4, (c) the approval of this Agreement by the requisite vote of the stockholders of First Place, (d) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (e) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of First Place Common Stock pursuant to this Agreement, (f) filings required by the Bank Merger Agreement, (g) the approval of the Bank Merger Agreement by the stockholder of the Association, and (h) such filings, authorizations or approvals as may be set forth in Section 4.4 of the First Place Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by First Place of this Agreement, (2) the consummation by First Place of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by the Association of the Bank Merger Agreement, and (4) the consummation of the Association of the transactions contemplated by the Bank Merger Agreement.

     4.5  Reports.  First Place and each of its Subsidiaries have timely filed
          -------
all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since June 30, 1995 with any Regulatory Agency, and all other material reports and statements required to be filed by them since June 30, 1995, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the OTS, the FDIC, any State Regulator or any SRO, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of First Place and its Subsidiaries, and, except as set forth in Section 4.20 of the First Place Disclosure Schedule, no Regulatory Agency has initiated any proceeding or, to the best knowledge of First Place, investigation into the business or operations of First Place or any of its Subsidiaries since June 30, 1995. There is no unresolved material violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of First Place or any of its Subsidiaries.

     4.6  Financial Statements.
          --------------------

          (a) First Place has previously delivered to FFY copies of (i) the consolidated balance sheets of First Place as of June 30, 1999 and of the Association as of June 30, 1998 and the related consolidated statements of income, changes in shareholders' equity and cash flows for First Place for the fiscal year ended June 30, 1999 and for the Association for the fiscal years ended June 30, 1997 and 1998, in each case accompanied by the audit report of Crowe, Chizek and Packer, Thomas & Co., independent public accountants with respect to First Place and the Association, and (ii) the unaudited consolidated balance sheet of First Place and its Subsidiaries as of March 31, 2000 and March 31, 1999 and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the three and nine month periods then ended as reported in First Place's Quarterly Report on Form 10-Q for the period ended March 31, 2000 filed with the SEC under the Exchange Act. The June 30, 1999 consolidated balance sheet of First Place (including the related notes, where applicable) fairly presents the consolidated financial position of First Place and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present and the financial statements referred to in Section
6.9 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount and the absence of footnotes), the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of First Place and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.9 hereof will comply, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.9 hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of First Place and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

          (b) First Place has previously delivered to FFY copies of (i) the consolidated balance sheets of Ravenna Savings Bank ("Ravenna") and its Subsidiary as of June 30 for the fiscal years 1996, 1997, 1998 and 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1995 through 1999, inclusive, in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to Ravenna, and (ii) the unaudited consolidated balance sheets of Ravenna and its Subsidiary as of March 31, 2000 and March 31, 1999 and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the three and nine month periods then ended.

     4.7  Broker's Fees.  Neither First Place nor any Subsidiary of First Place,
          -------------
nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreements, except that First Place has engaged, and will pay a fee or commission to, Keefe, Bruyette and Woods, Inc. ("KBW") in accordance with the terms of a letter agreement between KBW and First Place concerning the issuance of an opinion regarding the fairness of the Exchange Ratio, a true, complete and correct copy of which has been previously delivered by First Place to FFY.

     4.8  Absence of Certain Changes or Events.
          ------------------------------------

          (a) Except as may be set forth in Section 4.8(a) of the First Place Disclosure Schedule, or as disclosed in First Place's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (a true, complete and correct copy of which has previously been delivered to FFY), since June 30, 1999, (i) neither First Place nor any of its Subsidiaries has incurred any material liability, except in the ordinary course of their business consistent with their past practices, and (ii) no event has occurred which has caused, or is reasonably likely to cause, individually or in the aggregate, a Material Adverse Effect on First Place.

          (b) Except as set forth in Section 4.8(b) of the First Place Disclosure Schedule, since March 31, 2000, First Place and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices.

          (c) Except as set forth in Section 4.8(c) of the First Place Disclosure Schedule, since March 31, 2000, neither First Place nor any of its Subsidiaries has (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of March 31, 2000 (which amounts have been previously disclosed to FFY), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than year-end bonuses for fiscal 1999 as listed in Section 4.8 of the First Place Disclosure Schedule or (ii) suffered any strike, work stoppage, slowdown or other labor disturbance.

     4.9  Legal Proceedings.
          -----------------

          (a) Except as set forth in Section 4.9 of the First Place Disclosure Schedule, neither First Place nor any of its Subsidiaries is a party to any and there are no pending or to the best of First Place's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against First Place or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement, the Bank Merger Agreement or FFY Option Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on First Place.

          (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon First Place, any of its Subsidiaries or the assets of First Place or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect on First Place.

     4.10 Taxes.  Except as set forth in Section 4.10 of the First Place
          -----
Disclosure Schedule, each of First Place and its Subsidiaries has (i) duly and timely filed or will duly and timely file (including applicable extensions granted without penalty) all Tax Returns required to be filed at or prior to the Effective Time, and such Tax Returns which have heretofore been filed are, and those to be hereinafter filed will be, complete and accurate in all material respects, and (ii) paid in full or have made adequate provision for on the financial statements of First Place (in accordance with GAAP) all Taxes and will pay in full or make adequate provision for all Taxes. There are no material liens for Taxes upon the assets of either First Place or its Subsidiaries except for statutory liens for current Taxes not yet due. Except as set forth in
Section 4.10 of the First Place Disclosure Schedule, neither First Place nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding. The federal and state income Tax Returns of First Place and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities with respect to those periods and jurisdictions set forth on Section
4.10 of the First Place Disclosure Schedule. Except as set forth in Section 4.10 of First Place Disclosure Schedule, neither First Place nor any of its Subsidiaries (i) is a party to any agreement providing for the allocation or sharing of Taxes (other than the allocation of federal income taxes as provided by Regulation 1.1552 l(a)(1) under the Code); (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of the voluntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method); or (iii) has filed a consent pursuant to Section 341(f) of the Code.

     4.11 Employees.
          ---------

          (a) Section 4.11(a) of the First Place Disclosure Schedule sets forth a true and complete list of each employee benefit plan, arrangement or agreement that is maintained or contributed to or required to be contributed to as of the date of this Agreement (the "First Place Plans") by First Place, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "First Place ERISA Affiliate"), all of which together with First Place would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of First Place, any Subsidiary or any First Place ERISA Affiliate.

          (b) First Place has heretofore delivered to FFY true and complete copies of each of the Plans and all related documents, including but not limited to (i) the actuarial report for any Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for any Plan.

          (c) Except as set forth in Section 4.11(c) of the First Place Disclosure Schedule, (i) each of First Place Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, (ii) each of First Place Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has either (1) received a favorable determination letter from the IRS, or (2) is or will be the subject of an application for a favorable determination letter, and First Place is not aware of any circumstances likely to result in the revocation or denial of any such favorable determination letter, (iii) with respect to each First Place Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such First Place Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such First Place Plan's actuary with respect to such First Place Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such First Place Plan allocable to such accrued benefits, (iv) no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of First Place, its Subsidiaries or any First Place ERISA Affiliate beyond their retirement or other termination of service, other than
(w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of First Place, its Subsidiaries or the First Place ERISA Affiliates or
(z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by First Place, its Subsidiaries or any First Place ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to First Place, its Subsidiaries or any First Place ERISA Affiliate of incurring a material liability thereunder, (vi) no First Place Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, (vii) all contributions or other amounts payable by First Place, its Subsidiaries or any First Place ERISA Affiliate as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither First Place, its Subsidiaries nor any First Place ERISA Affiliate has engaged in a transaction in connection with which First Place, its Subsidiaries or any First Place ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) there are no pending, or, to the best knowledge of First Place, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of First Place Plans or any trusts related thereto and (x) the consummation of the transactions contemplated by this Agreement will not (y) entitle any current or former employee or officer of First Place or any First Place ERISA Affiliate to severance pay, termination pay or any other payment, except as expressly provided in this Agreement or (z) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

     4.12 SEC Reports.  First Place has previously made available to FFY an
          -----------
accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since September 1, 1999 by First Place with the SEC pursuant to the Securities Act or the Exchange Act (the "First Place Reports") and (b) communication mailed by First Place to its shareholders since September 1, 1999, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. First Place has timely filed all First Place Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all First Place Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

     4.13 First Place Information.  The information relating to First Place and
          -----------------------
its Subsidiaries to be contained in, or incorporated by reference in, the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The S-4 (except for such portions thereof that relate only to FFY or any of its Subsidiaries) will comply in all material respects with the provisions of the Securities Act of 1933 and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     4.14 Ownership of FFY Common Stock: Affiliates and Associates.
          ------------------------------ -------------------------

          (a) Except for the First Place Stock Option Agreement and as set forth in Section 4.14 of the First Place Disclosure Schedule, none of First Place, any of its Subsidiaries, (i) beneficially own, directly or indirectly, or
(ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of FFY (other than Trust Account Shares and DPC Shares); and

          (b) Neither First Place nor any of its Subsidiaries is an "affiliate" (as such term is defined in DGCL 203(c)(1)), an "associate" (as such term is defined in DGCL 203(c)(2)) of FFY or an "Interested Stockholder" (as such term is defined in Section 8 of FFY's Certificate of Incorporation).

     4.15 Compliance with Applicable Law.  First Place and each of its
          ------------------------------
Subsidiaries holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and are in compliance with and are not, to its knowledge, in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to First Place or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such non-compliance or default would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on First Place, and neither First Place nor any of its Subsidiaries knows of, or has received notice of, any material violations of any of the above since December 31, 1994.

     4.16 Certain Contracts.
          -----------------

          (a) Except as set forth in Section 4.16(a) of the First Place Disclosure Schedule, neither First Place nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from FFY, First Place, the Surviving Corporation, the Surviving Institution or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in First Place Reports, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 60 days or less notice involving the payment of more than $50,000 per annum, in the case of any such agreement with an individual, or $100,000 per annum, in the case of any other such agreement, (v) which materially restricts the conduct of any line of business by First Place or any of its Subsidiaries, (vi) with or to a labor union or guild (including any collective bargaining agreement) or (vii) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Bank Merger Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Bank Merger Agreement. Each contract, arrangement, commitment or understanding of the type described in this
Section 4.16(a), whether or not set forth in Section 4.16(a) of the First Place Disclosure Schedule, is referred to herein as a "First Place Contract." The First Place has previously delivered to FFY true and correct copies of each First Place Contract.

          (b) Except as set forth in Section 4.16(b) of the First Place Disclosure Schedule, (i) each First Place Contract is valid and binding and in full force and effect, (ii) First Place and each of its Subsidiaries have in all material respects performed all obligations required to be performed by it to date under each First Place Contract, except where such noncompliance, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on First Place, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of First Place or any of its Subsidiaries under any such First Place Contract, except where such default, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on First

Place and (iv) no other party to such First Place Contract is, to the best knowledge of First Place, in default in any respect thereunder.

     4.17 Agreements with Regulatory Agencies.  Except as set forth in Section
          -----------------------------------
4.17 of the First Place Disclosure Schedule, neither First Place nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth in Section 4.17 of First Place Disclosure Schedule, a "First Place Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has First Place or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

     4.18 Investment Securities.  Section 4.18 of the First Place Disclosure
          ---------------------
Schedule sets forth the book and market value as of March 31, 2000 of the investment securities, mortgage backed securities and securities held for sale of First Place and its Subsidiaries. Section 4.18 of First Place Disclosure Schedule sets forth an investment securities report which includes security descriptions, CUSIP numbers, pool face values, book values, coupon rates and current market values.

     4.19 Intellectual Property.  Except where there would be no Material
          ---------------------
Adverse Effect on First Place, First Place and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, servicemarks, trademarks and computer software used in its businesses; and neither First Place nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. First Place and each of its Subsidiaries have in all material respects performed all the obligations required to be performed by them and are not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing, except where such non-performance or default would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on First Place.

     4.20 Undisclosed Liabilities.  Except (a) as set forth in Section 4.20 of
          -----------------------
the First Place Disclosure Schedule, (b) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of First Place included in its Form 10-Q for the period ended March 31, 2000 and (c) for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2000 that, either alone or when combined with all similar liabilities, have not had, and could not reasonably be expected to have, a Material Adverse Effect on First Place, neither First Place nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

     4.21 State Takeover Laws.  The provisions of Article VIII of First Place's
          -------------------
Certificate of Incorporation will not, assuming the accuracy of the representations contained in Section 3.14 hereof, apply to the Agreement, the Bank Merger Agreement or the FFY Stock Option Agreement or any of the transactions contemplated hereby or thereby.

     4.22 Administration of Fiduciary Accounts.  First Place and each of its
          ------------------------------------
Subsidiaries has properly administered in all material respects all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither First Place nor any of its Subsidiaries nor any of their respective directors, officers or employees has committed any breach of trust with respect to any such fiduciary account which has or could reasonably be expected to have a Material Adverse Effect on First Place, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

     4.23 Environmental Matters.  Except as set forth in Section 4.23 of the
          ---------------------
First Place Disclosure Schedule:

          (a) Each of First Place, its Subsidiaries, the Participation Facilities and the Loan Properties (each as hereinafter defined) are, and have been, in compliance with Environmental Laws, except for violations which, either individually or in the aggregate, have not had and cannot reasonably be expected to have a Material Adverse Effect on First Place;

          (b) There is no suit, claim, action or proceeding, pending or threatened, before any Governmental Entity or other forum in which First Place, any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant
(x) for alleged noncompliance (including by any predecessor), with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any material whether or not occurring at or on a site owned, leased or operated by First Place or any of its Subsidiaries, any Participation Facility or any Loan Property, except where such noncompliance or release has not resulted, and cannot be reasonably expected to result, either individually or in the aggregate, in a Material Adverse Effect on First Place;

          (c) During the period of (x) First Place's or any of its Subsidiaries' ownership or operation of any of their respective current properties, (y) First Place's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) First Place's or any of its Subsidiaries' holding of a security interest in a Loan Property, there has been no release of materials in, on, under or affecting any such property, except where such release has not had and cannot reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect on First Place. To the knowledge of First Place, prior to the period of (x) First Place's or any of its Subsidiaries' ownership or operation of any of their respective current properties, (y) First Place's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) First Place's or any of its Subsidiaries' holding of a security interest in a Loan Property, there was no release or threatened release of materials in, on, under or affecting any such property, Participation Facility or Loan Property, except where such release has not had and cannot be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on First Place; and

          (d) The following definitions apply for purposes of this Section 4.23: (x) "Loan Property" means any property in which First Place or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (y) "Participation Facility" means any facility in which First Place or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

     4.24 Derivative Transactions.  Except as set forth in Section 4.24 of the
          -----------------------
First Place Disclosure Schedule, since June 30, 1999, neither First Place nor any of its Subsidiaries has engaged in transactions in or involving forwards, futures, options on futures, swaps or other derivative instruments except (i) as agent on the order and for the account of others, or (ii) as principal for purposes of hedging interest rate risk on U.S. dollar denominated securities and other financial instruments. None of the counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement and no such contract or agreement, were it to be a Loan held by First Place or any of its Subsidiaries, would be classified as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" or words of similar import. The financial position of First Place and its Subsidiaries on a consolidated basis under or with respect to each such instrument has been reflected in the books and records of First Place and such Subsidiaries in accordance with GAAP consistently applied, and no open exposure of First Place or any of its Subsidiaries which has not been previously disclosed in the First Place Reports with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exceeds $500,000.

     4.25 Opinion.  The First Place has received a written opinion, dated the
          -------
date hereof, from KBW to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof the Exchange Ratio is fair to such stockholders from a financial point of view.

     4.26 Assistance Agreements.  Neither First Place nor any of its
          ---------------------
Subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which First Place or any of its Subsidiaries is entitled to receive financial assistance or indemnification from any governmental agency.

     4.27 Approvals.  As of the date of this Agreement, First Place knows of no
          ---------
reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger and the Subsidiary Merger) should not be obtained without the imposition of a Burdensome Condition.

     4.28 Loan Portfolio.
          --------------

          (a) In First Place's reasonable judgment, the allowance for loan losses reflected in First Place's audited statement of condition at June 30, 1999 was, and the allowance for loan losses shown on the balance sheets in its Reports for periods ending after June 30, 1999 have been and will be, adequate in all material respects, as of the dates thereof, under GAAP, and no Regulatory Agencies have required or requested First Place to increase the allowance for loan losses for such periods.

          (b) Except as set forth in Section 4.28 of the First Place Disclosure Schedule, neither First Place nor any of its Subsidiaries is a party to any written or oral (i) Loan, other than Loans the unpaid principal balance of which does not exceed $175,000, under the terms of which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loans as of the date of this Agreement with any director, executive officer or ten percent stockholder of First Place or any of its Subsidiaries, or to the best knowledge of First Place, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 4.28 of the First Place Disclosure Schedule sets forth (i) all of the Loans in original principal amount in excess of $175,000 of First Place or any of its Subsidiaries that as of the date of this Agreement are classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans", "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of First Place and its Subsidiaries that as of the date of this Agreement are classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category. First Place shall promptly inform FFY in writing of any loan that becomes classified in the manner described in the previous sentence, or any Loan the classification of which is changed, at any time after the date of this Agreement.

          (c) Each loan reflected as an asset in the First Place Reports (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct in all material respects, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on First Place.

     4.29 [Reserved]

     4.30 Labor Matters.  Except as set forth in Section 4.30 of the First Place
          -------------
Disclosure Schedule, neither First Place nor its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is First Place or its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is the management of First Place aware of any strike, other labor dispute, organizational effort or other activity taken with a view toward unionization involving First Place or its Subsidiaries pending or threatened. First Place and its Subsidiaries are in compliance with applicable laws regarding employment or employees and retention of independent contractors and are in material compliance with all applicable employment tax laws.

     4.31 Termination Benefits.  Section 4.31 of the First Place Disclosure
          --------------------
Schedule contains a complete and accurate schedule showing as of the date of this Agreement the monetary amounts payable, subject to a determination of the Market Value, and identifying the in-kind benefits due under the Specified Compensation and Benefit Programs (as defined herein) for each Named Individual (as defined herein) individually. For purposes hereof, "Specified Compensation and Benefit Programs" shall include all employment agreements, change in control agreements, severance or special termination agreements, severance plans, pension, retirement or deferred compensation plans for non-employee directors, supplemental executive retirement programs, tax indemnification agreements, outplacement programs, cash bonus programs, stock appreciation right, phantom stock or stock unit plan, and health, life, disability and other insurance or welfare plans, but shall not include any tax-qualified pension, profit-sharing or employee stock ownership plan. For purposes hereof, "Named Individual" shall include each non-employee director of First Place or its Subsidiaries and each executive officer of First Place or its Subsidiaries.

     4.32 Deposits.  None of the deposits of the Association is a "brokered"
          --------
deposit.

     4.33 Antitakeover Provisions Inapplicable.  First Place and its
          ------------------------------------
Subsidiaries have taken all actions required to exempt First Place and the Agreement from any provisions of an antitakeover nature in their Certificate of Incorporation, Bylaws and any other governing documents and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

     4.34 Insurance.  First Place and its Subsidiaries are presently insured,
          ---------
and since June 30, 1997, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by First Place and its Subsidiaries are in full force and effect, First Place and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

     4.35 Indemnification.  Except as provided in First Place's employment
          ---------------
agreements, its indemnification agreement with KBW, or the Certificate of Incorporation or Bylaws of First Place, neither First Place nor its Subsidiaries is a party to any indemnification agreement with any of its present or future directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of First Place (a "Covered Person"), and, except as set forth in Section 4.35 of the First Place Disclosure Schedule, there are no claims for which any Covered Person would be entitled to indemnification under the Certificate of Incorporation, or Bylaws of First Place or any Subsidiary of First Place, applicable law, regulation or any indemnification agreement.

     4.36 Disclosure.  The representations and warranties contained in this
          ----------
Article IV do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV not misleading.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1  Covenants.  During the period from the date of this Agreement and
          ---------
continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, the Bank Merger Agreement or the Option Agreements or with the prior written consent of the other party, each of FFY and First Place, and their respective Subsidiaries, shall carry on their respective businesses in the ordinary course consistent with past practice and consistent with prudent banking practice. Each of FFY and First Place will use its best efforts to (x) preserve its business organization and that of its Subsidiaries intact, (y) keep available to itself and the other party hereto the present services of its employees of and (z) preserve for itself and the other parties hereto its goodwill of its customers and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in Section 5.1 of the FFY Disclosure Schedule, Section 5.1 of the First Place Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by the other party hereto, each of FFY and First Place shall not, and shall not permit any of its Subsidiaries to:

          (a) solely in the case of FFY or First Place, as the case may be, declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, other than normal quarterly dividends in an amount of no more than $0.125 per share with respect to shares of FFY Common Stock and no more than $0.10 per share with respect to shares of First Place Common Stock;

          (b) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of this Agreement and in accordance with their present terms, and except pursuant to the Option Agreements;

          (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of FFY Common Stock or First Place Common Stock pursuant to stock options or similar rights to acquire FFY Common Stock or First Place Common Stock granted pursuant to FFY Stock Plan or First Place Stock Plan and outstanding prior to the date of this Agreement, in each case in accordance with their present terms and (ii) pursuant to the Option Agreements;

          (d) amend its Certificate of Incorporation, By-laws or other similar governing documents;

          (e) with the exception of matters set forth in Section 5.1(e) of the FFY Disclosure Schedule or the First Place Disclosure Schedule, authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, a "takeover proposal" (as defined below), or, except to the extent legally required for the discharge of the fiduciary duties of its Board of Directors, recommend or endorse any takeover proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a takeover proposal. Each of FFY and First Place will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any other parties with respect to any of the foregoing with the exception of matters set forth in Section 5.1(e) of the FFY Disclosure Schedule or the First Place Disclosure Schedule. The parties hereto will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 5.1(e). Each party will notify the other immediately if any such inquiries or takeover proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, a party, and that party will promptly inform the other in writing of all of the relevant details with respect to the foregoing. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving FFY or First Place or any Subsidiary of FFY or First Place or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of FFY or First Place or any Subsidiary of FFY or First Place other than the transactions contemplated or permitted by this Agreement, the Bank Merger Agreement and the Option Agreements;

          (f) make any capital expenditures other than the expenses which are set forth in Section 5.1(f) of the FFY or First Place Disclosure Schedules and expenses which (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair, or (ii) in an amount of no more than $100,000 individually and $150,000 in the aggregate;

          (g) except as disclosed in Section 5.1(g) of the FFY Disclosure Schedules, enter into any new line of business;

          (h) except as disclosed in Section 5.1(h) of the FFY or the First Place Disclosure Schedules, acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to that party, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with prudent banking practices;

          (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement or the Bank Merger Agreement, except, in every case, as may be required by applicable law;

          (j) change its methods of accounting in effect at June 30, 1999, except as required by changes in GAAP or regulatory accounting principles as concurred to by its independent auditors;

          (k) (i) except as set forth in Section 5.1(k) of the FFY or First Place Disclosure Schedule, as required by applicable law, or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between FFY or First Place or any Subsidiary of FFY or First Place and one or more of their current or former directors, officers or employees or (ii) except for normal increases in the ordinary course of business consistent (including, in the case of First Place, any adjustment to salaries and bonuses to be made by the First Place Board of Directors based on the study prepared by First Place's compensation consultants) with past practice, or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

          (l) take or cause to be taken any action which would disqualify the Merger as a tax free reorganization under Section 368 of the Code;

          (m) except as set forth in Section 5.1(m) of FFY or First Place Disclosure Schedule, other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

          (n) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

          (o) except as set forth in Section 5.1(o) of the FFY or First Place Disclosure Schedule, file any application to relocate or terminate the operations of any banking office of it or any of its Subsidiaries;

          (p) commit any act or omission which constitutes a material breach or default by FFY or First Place or any of their Subsidiaries under any Regulatory Agreement or under any material contract or material license to which FFY or First Place or any of its Subsidiaries is a party or by which any of them or their respective properties is bound;

          (q) except as set forth in Section 3.28 of the FFY Disclosure Schedule or Section 4.28 of the First Place Disclosure Schedule, compromise, extend or restructure any real estate loan, construction loan or commercial loan with an unpaid principal balance except in the ordinary course of business consistent with past practices;

          (r) except as set forth in Section 5.1(r) of the FFY or First Place Disclosure Schedule, make or commit to any commercial business loan (including, without limitation, lines of credit and letters of credit) or any commercial real estate or construction loan (including, without limitation, lines of credit and letters of credit) secured by any non-1-4 family residential properties, except in the ordinary course of business consistent with past practices;

          (s)  purchase or commit to purchase any bulk loan portfolio;

          (t) engage in or enter into any structured transactions, derivative securities, arbitrage or hedging activity;

          (u) except as set forth in Section 5.1(u) of the FFY and First Place Disclosure Schedule make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with prudent banking practices, or for goods, services or other items necessary in the ordinary course of business relating to foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings;

          (v) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which FFY or First Place or any of its Subsidiaries is a party or by which FFY or First Place or any of its Subsidiaries or their respective properties is bound;

          (w) take any action which would cause the termination or cancellation by the FDIC of insurance in respect of FFY Bank's deposits or the Association's deposits;

          (x) settle any claim, action or proceeding involving any liability of it or its Subsidiaries for money damages in excess of $50,000 or material restrictions upon its operation or its Subsidiaries operation;

          (y) elect to the Board of Directors of itself or its Subsidiaries or to any office any person who is not a member of the Board of Directors or an officer of FFY or First Place or their Subsidiaries as of the date of this Agreement, except to replace a director or officer who has terminated service with FFY or First Place or either of their Subsidiaries; or

          (z)   agree to do any of the foregoing.

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1  Regulatory Matters.
          ------------------

          (a) FFY and First Place shall promptly prepare and file with the SEC the Proxy Statement and First Place shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of FFY and First Place shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and each of FFY and First Place shall thereafter mail the Proxy Statement to each of its respective stockholders. First Place shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Bank Merger Agreement, and FFY shall furnish all information concerning FFY and the holders of FFY Common Stock as may be reasonably requested in connection with any such action.

          (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger and the Subsidiary Merger) (it being understood that any amendments to the S-4 or a resolicitation of proxies as a consequence of a subsequent proposed merger, stock purchase or similar acquisition by First Place or any of its Subsidiaries shall not violate this covenant). FFY and First Place shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to FFY or First Place, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

          (c) First Place and FFY shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of First Place, FFY or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

          (d) First Place and FFY shall promptly furnish each other with copies of written communications received by First Place or FFY, as the case may be, or any of their respective Subsidiaries, Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

     6.2  Access to Information.
          ---------------------

          (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, FFY shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of First Place, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, FFY shall, and shall cause its Subsidiaries to, make available to First Place (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which FFY is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as First Place may reasonably request. Neither FFY nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of FFY's customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. First Place will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated May 8, 2000, between First Place and FFY (the "First Place Confidentiality Agreement").

          (b) Upon reasonable notice and subject to applicable laws relating to the exchange of information, First Place shall, and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of FFY, access, during normal business hours during the period prior to the Effective Time, to such information regarding First Place and its Subsidiaries as shall be reasonably necessary for FFY to fulfill its obligations pursuant to this Agreement to prepare the Proxy Statement or which may be reasonably necessary for FFY to confirm that the representations and warranties of First Place contained herein are true and correct and that the covenants of First Place contained herein have been performed in all material respects. Neither First Place nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of First Place's customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. FFY will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated May 8, 2000, between FFY and First Place (the "FFY Confidentiality Agreement").

          (c) All information furnished by First Place to FFY or its representatives pursuant hereto shall be treated as the sole property of First Place and, if the Merger shall not occur, FFY and its representatives shall return to First Place all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. FFY shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for two years from the date the proposed Merger is abandoned and shall not apply to (i) any information which (x) was already in FFY's possession prior to the disclosure thereof by First Place; (y) was then generally known to the public; or (z) was disclosed to FFY by a third party not bound by an obligation of confidentiality or (ii) disclosures made as required by law. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder FFY is nonetheless, in the opinion of its counsel, compelled to disclose information concerning First Place to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, FFY may disclose such information to such tribunal or governmental body or agency without liability hereunder.

          (d) All information furnished by FFY to First Place or its representatives pursuant hereto shall be treated as the sole property of FFY and, if the Merger shall not occur, First Place and its representatives shall return to FFY all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. First Place shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for two years from the date the proposed Merger is abandoned and shall not apply to (i) any information which (x) was already in First Place's possession prior to the disclosure thereof by FFY; (y) was then generally known to the public; or (z) was disclosed to First Place by a third party not bound by an obligation of confidentiality or (ii) disclosures made as required by law. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder First Place is nonetheless, in the opinion of its counsel, compelled to disclose information concerning FFY to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, First Place may disclose such information to such tribunal or governmental body or agency without liability hereunder.

          (e) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

          (f) Each of FFY and First Place shall give timely notice of and shall permit a representative of the other to attend meetings of its Board of Directors or the Executive Committee thereof, except to the extent that such meeting, or portion thereof, relates to the Merger.

     6.3  Stockholder Meetings.
          --------------------

          (a) First Place and FFY agree to take, in accordance with applicable law or Nasdaq rules and their certificates of incorporation and bylaws, all action necessary to convene an appropriate meeting of their stockholders to consider and vote upon the adoption of this Agreement, and in each case any other matter required to be approved or adopted by such stockholders for consummation of the Merger (including any adjournment or postponement, the "First Place Meeting" or "FFY Meeting," whichever is applicable), in each case as promptly as practicable after the S-4 is declared effective. The First Place Board of Directors and the FFY Board of Directors shall each declare the Merger advisable and recommend adoption of the Agreement and First Place and FFY shall take all reasonable, lawful action to solicit such adoption by its stockholders, unless either Board of Directors, after having received a takeover proposal, as applicable, and after having consulted with and considered the advice of outside counsel and its investment banking firm, has determined in good faith that to do so would result in a failure by the directors to discharge properly their fiduciary duties in accordance with the applicable law. First Place and FFY shall coordinate and cooperate with respect to the foregoing matters, with a view towards, among other things, holding the respective meetings of each party's stockholders on the same day.

          (b)  Voting Agreements.  Each of FFY's and First Place's directors and
               -----------------
certain officers, as set forth in Section 6.3(b) of the FFY and First Place Disclosure Schedules, have entered into a Voting Agreement, forms of which are attached as Exhibit 6.3(b), hereto.

     6.4  Legal Conditions to Merger.  Each of First Place and FFY shall, and
          --------------------------
shall cause its Subsidiaries to, use their best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger or the Subsidiary Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by FFY or First Place or any of their respective Subsidiaries in connection with the Merger and the Subsidiary Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval; provided, however, that neither
                                                --------  -------
First Place nor FFY shall be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order or approval is likely, in the good faith reasonable opinion of First Place or FFY, to result in the imposition of a Burdensome Condition.

     6.5  Affiliates.  FFY shall use its best efforts to cause each director,
          ----------
executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of FFY to deliver to First Place, as soon as practicable after the date of this Agreement, and in any event prior to the date of the stockholders meeting called by FFY to adopt this Agreement, a written agreement, in the form of Exhibit 6.5(a) hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of shares of First Place Common Stock to be received by such "affiliate" in the Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.

     6.6  Stock Exchange Listing.  First Place shall cause the shares of First
          ----------------------
Place Common Stock to be issued in the Merger to be approved for listing on the Nasdaq, subject to official notice of issuance, as of the Effective Time.

     6.7  Benefit Plans; Existing Agreements.
          -----------------------------------

          (a) The employees of FFY (the "FFY Employees") shall be entitled to participate in First Place's employee benefit plans in which similarly situated employees of First Place participate, to the same extent as comparable employees of First Place, except as outlined below. As of the Effective Time, First Place shall permit FFY Employees to participate in First Place's group health, life and disability insurance plans on the same terms and conditions as applicable to comparable employees of First Place and its Subsidiaries; provided, however, that all FFY employees and dependents will be eligible to participate in medical insurance plans of the Association upon the merger without regard to any pre-existing conditions or exclusions and with no uninsured waiting periods, and the carry over of all current plan year deductibles and annual out-of-pocket contribution. As of the next entry date immediately following the Effective Time, First Place shall permit FFY Employees to participate in First Place's 401(k) savings plan on the same terms and conditions as employees of First Place and its Subsidiaries. First Place shall give effect to years of service with First Place, FFY and its Subsidiaries (to the extent FFY gave effect) as if such service were with First Place, for purposes of eligibility and vesting. As of the next entry date which occurs following the 1 year anniversary of the Effective Time, First Place shall permit FFY Employees to participate in the Association's employee stock ownership plan ("ESOP") on the same terms and conditions as employees of First Place and its Subsidiaries. First Place shall give effect to years of service with First Place, FFY and its Subsidiaries (to the extent FFY gave effect) as if such service were with First Place, for purposes of eligibility and vesting. Except as otherwise required by applicable law, it is the intent of the parties to provide equitable treatment to employees of FFY or its subsidiaries who are not qualified for membership in the FFY ESOP and/or are detrimentally impacted by the aforementioned ESOP treatment. FFY employees may take cash for accumulated sick leave per current FFY policy as long as FFY has fully accrued such sick leave termination benefits. FFY employees , or may alternatively elect to receive full credit under the First Place plan for each day of sick leave accumulated under the FFY plan as long as , provided, in both cases, FFY has fully accrued such benefits as if the employee terminated service and received cash for his or her accumulated sick leave under the First Place plan.sick leave termination benefits. With respect to First Place's welfare benefit plans, (including by example, vacation, sick leave, severance), FFY employees shall have prior service with FFY recognized for purposes of eligibility to participate, vesting and benefits accrual purposes. Except as specifically set forth herein, it is the intent of the parties that all non-contract employees of both parties are to be treated comparably regardless whether such persons were FFY or First Place employees prior to the Effective Time.

          (b) Following the Effective Time, First Place shall honor and shall cause the Surviving Entity to honor in accordance with their terms all employment, severance and other compensation agreements and arrangements, including, but not limited to, severance benefit plans listed in Section 6.7(b)(1) of the FFY Disclosure Schedule, existing prior to the execution of this Agreement and the agreements and arrangement, as set forth in Section 6.7(b)(2) of the FFY Disclosure Schedule which are between FFY and any director, officer or employee thereof and which have been disclosed in FFY Disclosure Schedule and previously have been delivered to First Place and agrees to make the payments and provide the benefits pursuant thereto described in Section 6.7(b) of the FFY Disclosure Schedule.

          (c) Prior to or at the Closing Date, Jeffrey L. Francis shall enter into a waiver agreement in the form of Exhibit 6.7(c) hereto, waiving his rights to any benefits under his contract that might otherwise be payable if this Merger were considered to be a Change in Control as defined in his amended and restated employment contract unless he is involuntarily terminated within 12 months after the Effective Time.

          (d) The FFY Financial Corp. combination 401(k) and Employee Stock Ownership Plan (the "FFY ESOP") shall be terminated as of the Effective Time (all shares held by the ESOP shall be converted into the right to receive First Place Common Stock pursuant to Section 1.4 hereof), all outstanding FFY ESOP indebtedness shall be repaid, and the balance shall be allocated to FFY employees, as provided for in the FFY ESOP, subject to the Code and ERISA, and rules and regulations promulgated thereunder. In connection with the termination of the FFY ESOP, FFY shall promptly apply to the IRS for a favorable determination letter on the tax-qualified status of the FFY ESOP on termination and any amendments made to the FFY ESOP in connection with its termination or otherwise, if such amendments have not previously received a favorable determination letter from the IRS with respect to their qualification under Code
Section 401(a). Any and all distributions from the FFY ESOP after the termination which are intended to be made as quickly as permissible shall be made consistent with the aforementioned determination letter.

          (e) As of the Effective Time, the FFY retirement policy for directors shall terminate and all directors shall at that time become subject to the retirement policy of First Place previously provided to FFY.

          (f) Following the Effective Time, severed employees of First Place and FFY shall be treated equally.

     6.8  Indemnification.
          ---------------

          (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of FFY or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of FFY, any of the Subsidiaries of FFY or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, First Place shall indemnify and hold harmless, as and to the extent permitted by Delaware law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with First Place; provided, however, that (1) First Place shall
                               --------  -------
have the right to assume the defense thereof and upon such assumption First Place shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if First Place elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between First Place and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with First Place, and First Place shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) First Place shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties except in the event of conflicts of interest and (3) First Place shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld). Any Indemnified Party wishing to claim Indemnification under this Section 6.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify promptly First Place thereof, provided that the failure to so notify shall not affect the obligations of First Place under this Section 6.8 except to the extent such failure to notify materially prejudices First Place. Notwithstanding anything to the contrary contained in this Section 6.8(a), in no event shall First Place's obligations under this Section 6.8(a) with respect to indemnification or the advancement of expenses be greater than the obligations of FFY and its Subsidiaries with respect thereto set forth as of the date of this Agreement in the Certificate of Incorporation, By-laws or similar governing documents of FFY and its Subsidiaries.

          (b) In the event First Place or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of First Place or the Surviving Corporation, as the case may be, assume the obligations set forth in this section.

          (c) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives; and the provisions of this Section 6.8 will survive the Effective Time.

          (d) First Place shall cause the persons serving as officers and directors of FFY immediately prior to the Effective Time to be covered for a period of three years from the Effective Time by the directors' and officers' liability insurance policy maintained by FFY (provided that First Place may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such so long as the annual premium therefore is not in excess of 150% of the aggregate premiums paid by FFY in 2000 on an annualized basis for such purpose (which aggregate premiums on an annualized basis are disclosed in Section 6.8(d) of the FFY Disclosure Schedule), but if the annual premiums therefor so exceeds such amount, First Place will obtain as much directors' and officers' liability insurance as can be obtained for the remainder of such period for a premium not in excess of 150% of the aggregate premiums paid by FFY in 2000 on an annualized basis for such purpose.

     6.9  Subsequent Interim and Annual Financial Statements.  As soon as
          --------------------------------------  ----------
reasonably available, but in no event later than October 1, 2000, First Place will deliver to FFY and FFY will deliver to First Place their respective Annual Reports on Form 10-K for the year ending June 30, 2000, as filed with the SEC under the Exchange Act. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement, First Place will deliver to FFY and FFY will deliver to First Place their respective Quarterly Reports on Form 10-Q, as filed with the SEC under the Exchange Act.

     6.10 Additional Agreements.  In case at any time after the Effective Time
          ---------------------
any further action is necessary or desirable to carry out the purposes of this Agreement, or the Bank Merger Agreement, or to vest the Surviving Corporation or the Surviving Institution with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger or the Subsidiary Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by First Place.

     6.11 Advice of Changes.  First Place and FFY shall promptly advise the
          -----------------
other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time (and on the date prior to the Closing Date), each party will promptly supplement or amend the Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 7.2(a) or 7.3(a) hereof, as the case may be, or the compliance by FFY or First Place, as the case may be, with the respective covenants and agreements of such parties contained herein.

     6.12 Current Information.  During the period from the date of this
          -------------------
Agreement to the Effective Time, each Party will cause one or more of its designated representatives to notify on a regular and frequent basis (not less than monthly) representatives of the other Party and to report (i) the general status of the ongoing operations of FFY or First Place, and its Subsidiaries;
(ii) the status of, and the action proposed to be taken with respect to, those Loans held by it or any Subsidiary which, individually or in combination with one or more other Loans to the same borrower thereunder, have an original principal amount of $250,000 or more and are non-performing assets; (iii) the origination of all loans other than 1-4 family residential mortgage loans and consumer loans; and (iv) any material changes in its pricing of deposits. Each will promptly notify the other of any material change in the normal course of business or in the operation of its properties or the properties of any of its Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving itself or any of its Subsidiaries, and will keep the other Party fully informed of such events.

     6.13 Execution and Authorization of Bank Merger Agreement.  As soon as
          ----------------------------------- ----------------
reasonably practicable after the date of this Agreement, (a) First Place shall
(i) cause the Board of Directors of the Association to approve the Bank Merger Agreement, (ii) cause the Association to execute and deliver the Bank Merger Agreement, and (iii) approve the Bank Merger Agreement as the sole stockholder of the Association, and (b) FFY shall (i) cause the Board of Directors of FFY Bank to approve the Bank Merger Agreement, (ii) cause FFY Bank to execute and deliver the Bank Merger Agreement, and (iii) approve the Bank Merger Agreement as the sole stockholder of FFY Bank. The Bank Merger Agreement shall contain terms that are normal and customary in light of the transactions contemplated hereby and such additional terms as are necessary to carry out the purposes of this Agreement.

     6.14 Coordination of Dividends.  Until the Effective Time, FFY and First
          -------------------------
Place shall coordinate with the other the declaration of any dividend or other distributions with respect to FFY Common Stock and First Place Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties that holders of shares of FFY Common Stock or First Place Common Stock shall not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter on their shares of FFY Common Stock and First Place Common Stock (including any shares of Surviving Corporation Common Stock received in the Merger), as the case may be.

     6.15 First Dividend Subsequent to Closing.  Subject to the directors'
          ------------------------------------
fiduciary duties and statutory and regulatory restrictions, the Board of Directors of the Surviving Corporation shall declare a cash dividend of no less than $0.125 per share for the first quarter immediately following the Closing Date.

                                  ARTICLES VII

                              CONDITIONS PRECEDENT

     7.1  Conditions to Each Party's Obligation To Effect the Merger.  The
          ----------------------------------------------------------
respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)  Stockholder Approval.  This Agreement shall have been adopted by
               --------------------
the affirmative vote of the holders of at least a majority of the outstanding shares of FFY Common Stock entitled to vote thereon and by the affirmative vote of the holders of at least a majority of the outstanding shares of First Place Common Stock entitled to vote thereon.

          (b)  Nasdaq Stock Market Listing.  The shares of First Place Common
               ---------------------------
Stock which shall be issued to the stockholders of FFY upon consummation of the Merger shall have been authorized for listing on the Nasdaq Stock Market, subject to official notice of issuance.

          (c)  Other Approvals.  All regulatory approvals required to consummate
               ---------------
the transactions contemplated hereby (including the Merger and the Subsidiary Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

          (d)  S-4.  The S-4 shall have become effective under the Securities
               ---
Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e)  No Injunctions or Restraints; Illegality. No order, injunction or
               ----------------------------------------
decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger, the Subsidiary Merger or any of the other transactions contemplated by this Agreement or the Bank Merger Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger or the Subsidiary Merger.

          (f)  No Burdensome Condition.  None of the Requisite Regulatory
               -----------------------
Approvals shall impose any term, condition or restriction upon First Place, FFY, FFY Bank, the Surviving Corporation, the Surviving Institution or any of their respective Subsidiaries that First Place, or FFY, in good faith, reasonably determines would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement to First Place or FFY as to render inadvisable in the reasonable good faith judgment of First Place or FFY, the consummation of the Merger (a "Burdensome Condition").

     7.2  Conditions to Obligations of First Place.  The obligation of First
          ----------------------------------------
Place to effect the Merger is also subject to the satisfaction or waiver by First Place at or prior to the Effective Time of the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of FFY set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. First Place shall have received a certificate signed on behalf of FFY by the Chief Executive Officer and the Chief Financial Officer of FFY to the foregoing effect.

          (b)  Performance of Obligations of FFY.  FFY shall have performed in
               ---------------------------------
all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and First Place shall have received a certificate signed on behalf of FFY by the Chief Executive Officer and the Chief Financial Officer of FFY to such effect.

          (c)  [Reserved]

          (d)  Consents Under Agreements.  The consent, approval or waiver of
               -------------------------
each person (other than the Governmental Entities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation or the Surviving Institution pursuant to the Merger or the Subsidiary Merger, as the case may be, to any obligation, right or interest of FFY or any Subsidiary of FFY under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained, except where the failure to obtain such consent, approval or waiver would not so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement to First Place as to render inadvisable, in the reasonable good faith judgment of First Place, the consummation of the Merger.

          (e)  No Pending Governmental Actions.  No proceeding initiated by any
               -------------------------------
Governmental Entity seeking an Injunction shall be pending.

          (f)  Federal Tax Opinion.  First Place shall have received an opinion
               -------------------
of Patton Boggs LLP, counsel to First Place ("First Place's Counsel"), in form and substance reasonably satisfactory to First Place, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger and Subsidiary Merger will be treated as reorganizations within the meaning of Section 368(a) of the Code and that, accordingly, for federal income tax purposes:

               (i) No gain or loss will be recognized by First Place as a result of the Merger;

               (ii) No gain or loss will be recognized by the Association as a result of the Subsidiary Merger;

               (iii) No gain or loss will be recognized by FFY as a result of the Merger;

               (iv) No gain or loss will be recognized by FFY Bank as a result of the Subsidiary Merger;

               (v) No gain or loss will be recognized by the shareholders of FFY who exchange all of their FFY Common Stock solely for First Place Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in First Place Common Stock);

               (vi) The aggregate tax basis of First Place Common Stock received by shareholders who exchange all of their FFY Common Stock solely for Common Stock pursuant to the Merger will be the same as the aggregate tax basis of FFY Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

     In rendering such opinion, First Place's Counsel may require and rely upon representations and covenants contained in certificates of officers of First Place, FFY, FFY Bank and others, including certain shareholders of FFY.

     7.3  Conditions to Obligations of FFY.  The obligation of FFY to effect the
          --------------------------------
Merger is also subject to the satisfaction or waiver by FFY at or prior to the Effective Time of the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of First Place set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. FFY shall have received a certificate signed on behalf of First Place by the Chief Executive Officer and the Chief Financial Officer of First Place to the foregoing effect.

          (b)  Performance of Obligations of First Place. First Place shall have
               -----------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and FFY shall have received a certificate signed on behalf of First Place by the Chief Executive Officer and the Chief Financial Officer of First Place to such effect.

          (c)  Consents Under Agreements.  The consent, approval or waiver of
               -------------------------
each person (other than the Governmental Entities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation or the Surviving Institution pursuant to the Merger or the Subsidiary Merger, as the case may be, to any obligation, right or interest of First Place or any Subsidiary of First Place under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained, except those where the failure to obtain such consent, approval or waiver would not so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement to FFY as to render inadvisable, in the reasonable good faith judgment of FFY, the consummation of the Merger.

          (d)  No Pending Governmental Actions.  No proceeding initiated by any
               -------------------------------
Governmental Entity seeking an injunction shall be pending.

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

     8.1  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of both FFY and First Place:

          (a) by mutual consent of FFY and First Place in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

          (b) by either First Place or FFY upon written notice to the other party (i) 60 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall
                                         --------  -------
have the right to terminate this Agreement pursuant to this Section 8.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement;

          (c) by either First Place or FFY if the Merger shall not have been consummated on or before December 31, 2000, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

          (d) by either First Place or FFY (provided that the terminating party shall not be in material breach of any of its obligations under Section 6.3) if any approval of the stockholders of either of FFY or First Place required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof;

          (e) by either First Place or FFY (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing. No representation or warranty of FFY or First Place shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty has had or is reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, "knowledge" shall mean, with respect to a party hereto, actual knowledge of any officer of that party with the title, if any, ranking not less than senior vice president and that party's in-house counsel, if any. Material Adverse Effect means any effect that
(i) is material and adverse to the financial position, results of operations or business of First Place and its Subsidiaries taken as a whole or FFY and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of First Place or FFY to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in thrift, banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates, (b) changes in GAAP or regulatory accounting requirements applicable to thrifts, banks and their holding companies generally, (c) any modifications or changes to valuation policies and practices in connection with the Merger or Subsidiary Merger or restructuring charges taken in connection with the Merger or Subsidiary Merger, in each case in accordance with GAAP, (d) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement and (e) actions or omissions of First Place or FFY taken with the prior written consent of FFY or First Place, as applicable, in contemplation of the transactions contemplated hereby;

          (f) by either First Place or FFY (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty days following receipt by the breaching party of written notice of such breach from the other party hereto; provided, however, that neither party shall have the
                        --------  -------
right to terminate this Agreement pursuant to this Section 8.1(f) unless such breach shall have a Material Adverse Effect, as defined in Section 8.1(e) above, on the other party; or

          (g) by either First Place or FFY, if the Board of Directors of the other Party does not recommend in the Proxy Statement that its stockholders adopt this Agreement or if, after recommending in the Proxy Statement that stockholders adopt this Agreement, the Board of Directors shall have withdrawn, modified or qualified such recommendation in any respect adverse to the terminating Party.

     8.2  Effect of Termination; Expenses.  In the event of termination of this
          -------------------------------
Agreement by either First Place or FFY as provided in Section 8.1, this Agreement shall forthwith become void and have no effect except (i) the last sentences of Sections 6.2(a) and (b), and Sections 6.2(c), 6.2(d), 8.2 and 9.4 shall survive any termination of this Agreement, (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement, and (iii) in the event this Agreement is terminated by either First Place or FFY pursuant to Section 8.1(e) or (f), then the terminating party shall receive from the other party, in addition to any other amounts payable by such party pursuant to the Agreement, its reasonable costs and expenses incurred in connection with the transactions contemplated by this Agreement.

     8.3  Amendment.  Subject to compliance with applicable law, this Agreement
          ---------
may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of the Agreement by the stockholders of either FFY or First Place; provided, however,
                                                            --------  -------
that after adoption of the Agreement by FFY's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to FFY stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4  Extension; Waiver.  At any time prior to the Effective Time, the
          -----------------
parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1  Closing.  Subject to the terms and conditions of this Agreement and
          -------
the Bank Merger Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be the first day which is (a) the last business day of a month and (b) at least two business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (the "Closing Date"), at the offices of First Place's counsel unless another time, date or place is agreed to in writing by the parties hereto.

     9.2  Alternative Structure.  Notwithstanding anything to the contrary
          ---------------------
contained in this Agreement, subject to FFY's consent, which consent shall not be unreasonably withheld, prior to the Effective Time, First Place shall be entitled to revise the structure of the Merger and/or the Subsidiary Merger and related transactions provided that each of the transactions comprising such revised structure shall (i) fully qualify as, or fully be treated as part of, one or more tax-free reorganizations within the meaning of Section 368(a) of the Code, and not subject any of the stockholders of FFY to adverse tax consequences or change the amount of consideration to be received by such stockholders, (ii) be capable of consummation in as timely a manner as the structure contemplated herein and (iii) not otherwise be prejudicial to the interests of the stockholders of FFY. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

     9.3  Nonsurvival of Representations, Warranties and Agreements.  None of
          ---------------------------------------------------------
the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Option Agreements, which shall terminate in accordance with their terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

     9.4  Expenses.  Except as costs and expenses may be payable pursuant to
          --------
Section 8.2 of this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided, however, that the costs and expenses
                                  --------  -------
of printing and mailing the Proxy Statement to the stockholders of FFY and First Place shall be borne equally by First Place and FFY, provided, however, that all
                                                     --------- -------
filing and other fees paid to the SEC or any other Governmental Entity in connection with the Merger, the Subsidiary Merger and other transactions contemplated thereby shall be borne by First Place, provided, further, however,
                                                    --------  -------  -------
that nothing contained herein shall limit either party's rights to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.

     9.5  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to First Place, to:

               First Place Financial Corp.
               185 East Market Street
               Warren, Ohio  44482
               Attention:  Steven R. Lewis
               President and Chief Executive Officer

               with a copy to:

               Patton Boggs LLP
               2550 M Street, N.W.
               Washington, D.C.  20037
               Attention:  Joseph G. Passaic, Jr.

          (b)  if to FFY, to:

               FFY Financial Corp.
               724 Boardman-Poland Road
               Youngstown, Ohio  44512
               Attention:  Jeffrey L. Francis
               President and Chief Executive Officer
               with a copy to:

               Silver, Freedman & Taff, L.L.P.
               1100 New York Avenue, N.W.
               Suite 700
               Washington, D.C.  20005
               Attention:  James S. Fleischer

     9.6  Interpretation.  When a reference is made in this Agreement to
          --------------
Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or ''including'' are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 23, 2000.

     9.7  Counterparts.  This Agreement may be executed in counterparts, all of
          ------------
which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.8  Entire Agreement.  This Agreement (including the documents and the
          ----------------
instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreements, the Bank Merger Agreement and the Option Agreements.

     9.9  Governing Law.  This Agreement shall be governed and construed in
          -------------
accordance with the law of the State of Delaware, without regard to any applicable conflicts of law.

     9.10 Enforcement of Agreement.  The parties hereto agree that irreparable
          ------------------------
damage would occur in the event that the provisions contained in the last sentences of Sections 6.2(a) and (b) and in Sections 6.2(c) and (d) of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the last sentences of Sections 6.2(a) and (b) and Sections 6.2(c) and (d) of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.11 Severability.  Any term or provision of this Agreement which is
          ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     9.12 Publicity.  Except as otherwise required by law or the rules of the
          ---------
Nasdaq Stock Market, so long as this Agreement is in effect, neither First Place nor FFY shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

     9.13 Assignment; No Third Party Beneficiaries.  Neither this Agreement nor
          ----------------------------------------
any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     IN WITNESS WHEREOF, First Place and FFY have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                    FIRST PLACE FINANCIAL CORP.


                                           /s/ Steven R. Lewis
                                    By:    _________________________
                                    Name:  Steven R. Lewis
                                    Title: President and Chief Executive Officer

Attest:


/s/ Dominique Stoeber
___________________________
Name:  Dominique Stoeber
       Corporate Secretary

                                    FFY FINANCIAL CORP.


                                           /s/ Jeffrey L. Francis
                                    By:    _________________________
                                    Name:  Jeffrey L. Francis
                                    Title: President and Chief Executive Officer

Attest:


/s/ J. Craig Carr
___________________________
Name: J. Craig Carr
      Vice President, General Counsel
      and Secretary